UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2024

CHS Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-36079

Minnesota				41-0251095
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification Number)
5500 Cenex Drive
	Inver Grove Heights,	Minnesota	55077
(Address of principal executive offices, including zip code)
	(651)	355-6000
(Registrant's telephone number, including area code)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
8% Cumulative Redeemable Preferred Stock	CHSCP	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 1	CHSCO	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2	CHSCN	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 3	CHSCM	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 4	CHSCL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

2015 Credit Agreement Amendment

On October 29, 2024 (the “Fifth Amendment Effective Date"), CHS Inc. (the “Company”) entered into a Fifth Amendment (the "Fifth Amendment") to that certain Credit Agreement (5-Year Term Revolver Loan) (previously referred to as the 2015 Credit Agreement (10-Year Term Loan)) (the “2015 Term Loan Credit Agreement”), dated as of September 4, 2015, as amended by the First Amendment to the 2015 Term Loan Credit Agreement, dated as of June 30, 2016, as amended by the Second Amendment to the 2015 Term Loan Credit Agreement, dated as of July 16, 2019, as amended by the Third Amendment to the 2015 Term Loan Credit Agreement, dated as of February 19, 2021 and as amended by the Fourth Amendment to the 2015 Term Loan Credit Agreement, dated as of April 21, 2023 by and between the Company, CoBank, ACB (“CoBank”) for its own benefit as a lender and as the administrative agent for the benefit of the present and future lenders, and the other lenders party thereto.

The Fifth Amendment, among other things, provides for revolving loans in an amount up to $300,000,000 (as such amount may be increased from time to time following the completion of the Revolving Availability Period (as defined below), up to an additional $250,000,000 in accordance with the terms of the Fifth Amendment), which can be borrowed, prepaid and reborrowed for a period beginning on the Fifth Amendment Effective Date until the first anniversary of the Fifth Amendment Effective Date, as such period may be extended until a date that is no later than the second anniversary of the Fifth Amendment Effective Date (such period, including as may extended, the “Availability Period”). Upon expiration of the Availability Period, the total revolving loan balance will convert to a non-revolving term loan that is payable in full on the fifth anniversary of the Fifth Amendment Effective Date. The revolving loans will be used, in part, to refinance existing debt, fund working capital requirements and for general corporate purposes, including funding capital expenditures. This term revolver facility amends, extends, modifies, and refinances the existing term facility and loans outstanding under the 2015 Term Loan Credit Agreement. Certain definitions and other provisions included in the 2015 Term Loan Credit Agreement were amended to conform with the new term revolving facility structure.

CoBank and certain other lenders that are parties to the 2015 Term Loan Credit Agreement, as amended by the Fifth Amendment, are also parties to one or more of the Company’s other outstanding credit facilities, including, without limitation, the 2023 Third Amended and Restated Credit Agreement (5-Year Revolving Loan), as well as to other of the Company’s or the Company’s affiliates’ financing arrangements. Also, certain lenders that are parties to the 2015 Term Loan Credit Agreement, as amended by the Fifth Amendment, and/or their affiliates have from time to time engaged, and in the future may engage, in various financial advisory and investment banking transactions with, and provide services to, the Company and its subsidiaries in the ordinary course of business for which they received or will receive customary fees and expenses.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment, dated as of October 29, 2024, to that certain Credit Agreement (5-Year Term Revolver Loan) (previously referred to as the 2015 Credit Agreement (10-Year Term Loan)), dated as of September 4, 2015, as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

Date: October 31, 2024	By:	/s/ Olivia Nelligan
Olivia Nelligan
Executive Vice President, Chief Financial Officer and Chief Strategy Officer